Exhibit 21

                              Subsidiaries of HQSM
                             (as of July 21, 2004)

                                            Jurisdiction of Incorporation
Name of Subsidiary                          or Organization
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HQ Sustainable Maritime Marketing Inc.      New York
Jade Profit Investment Limited              British Virgin Islands
Hainan Quebec Ocean Fishing Co. Ltd.        People's Republic of China